UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 10, 2007
StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3155 Porter Drive, Palo Alto, California		94304

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 650.475.3100
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 10, 2007, StemCells, Inc., (the “Company”) increased the size of its Board of Directors from six to seven and appointed Desmond H. O’Connell, Jr. to the Board of Directors as a Class II director with a term expiring at the annual meeting of shareholders in 2008. The Board has not yet appointed Mr. O’Connell to any Board committee.
Mr. O’Connell will receive compensation for his board service consistent with the Company’s non-employee director compensation plan. He will receive cash compensation of $4,500 per quarter and was awarded a stock option grant for 20,000 shares in connection with his appointment.
A press release announcing Mr. O’Connell’s appointment is included in this Current Report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated January 12, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2007	StemCells, Inc.
/s/ Rodney K. B. Young
	Name:	Rodney K. B. Young
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated January 12, 2007